UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 18, 2004

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51–0371142 (I.R.S. Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860–9200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  Regulation FD Disclosure

On October 18, 2004, j2 Global Communications, Inc., a Delaware corporation (“j2 Global”), issued a press release (the “Press Release”) announcing its financial results for the third quarter ended September 30, 2004. The Press Release also contains revised financial estimates for the 2004 fiscal year and financial guidance for the 2005 fiscal year.

Also on October 18, 2004, j2 Global hosted its third quarter 2004 earnings conference call and Webcast. Via the Webcast, j2 Global presented its October 2004 Investor Presentation (the “Presentation”), which contains a summary of j2 Global’s financial results for the fiscal quarter ended September 30, 2004; revised financial estimates for the 2004 fiscal year financial guidance for the 2005 fiscal year; and certain other financial and operating information regarding j2 Global.

Copies of the Press Release and the Presentation are attached hereto as Exhibits 99.1 and 99.2, respectively.

Note: The information furnished under Item 9 and Item 12 of this report (including Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

ITEM 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated October 18, 2004
99.2	October 2004 Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: October 18, 2004	By:	/s/ Jeffrey D. Adelman

Jeffrey D. Adelman Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated October 18, 2004
99.2	October 2004 Investor Presentation